SECOND MODIFICATION OF SUBLEASE AGREEMENT      (Exhibit 10.18a)
                                                             ----------------

  This second Modification of Sublease Agreement (the "Second Modification") dated as of the 30th day of June, 1999 by and among PEARL 30 ASSOCIATES LLC ("Overtenant"), FIRST ALBANY COMPANIES INC. ("Undertenant") and PS ASSOCIATES ("Landlord").

                                 RECITALS

  WHEREAS, KeyCorp (predecessor-in-interest to Overtenant) and Undertenant entered into that certain Sublease Agreement dated October 13, 1995, and that certain First Modification of Sublease Agreement dated October 13, 1995 (the "Original Sublease" and together with this Second Modification, the "Sublease"); and

  WHEREAS, Overtenant and Undertenant have agreed to modify certain provisions of the Original Sublease;

  NOW, THEREFORE, in furtherance of $10.00 and other good and valuable consideration, Overtenant and Undertenant hereby agree as follows:

     1. Except as otherwise defined herein, capitalized terms used herein shall be defined as set forth in the Original Sublease or the Overlease (as that term is defined in the Original Sublease).

     2. All references to the "Expiration Date" in the Sublease are hereby deemed to mean December 31, 2004 for all purposes thereunder.

     3. Base rent in the amount of $98,380.42 per month shall by payable by Undertenant to Overtenant in advance commencing on the date hereof (pro-rated for a partial month if the date hereof is other than the first day of a calendar month) and continuing on the fist day of each and every calendar month during the Sublease Term.

     4. (a) Undertenant shall have the option (the "Renewal Option") to extend the term of this Sublease for an additional term of five (5) years (the "Renewal Term"). The Renewal Term shall commence at midnight on the Expiration Date and shall expire at midnight on the fifth (5th) anniversary of the Expiration Date or such earlier date upon which the Sublease may be terminated as provided elsewhere in the Sublease.
         The Renewal Option may be exercised only by Undertenant's giving Overtenant written notice (the "Renewal Notice") of Undertenant's intention to renew the Sublease not later than eighteen (18) months prior to the Expiration Date. Such Renewal Notice shall be deemed properly given only if, on the date that Undertenant shall exercise each Renewal Option (the "Exercise Date"): (i) the Sublease shall not have been previously terminated or canceled and (ii) Undertenant shall not be in default (after notice of such default shall have been given to Undertenant and after the expiration of any applicable cure period) under the Sublease. Time shall be of the essence with respect to the giving of the Renewal Notice by Undertenant to Overtenant. Notwithstanding anything to the contrary contained herein, if, subsequent to the Exercise Date but prior to the commencement of the Renewal Term, this Sublease shall have been terminated, then Undertenant's exercise of the Renewal Option shall be of no force or effect.

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         (b) If Undertenant shall exercise the Renewal Option in Accordance with the provisions hereof, then this Sublease shall be extended for the Renewal Term upon all of the terms, covenants and conditions contained in this Sublease, except that (i) during the Renewal Term, the Rent shall be the "Market Rent" (as defined in Section 1.04(b) of the Overlease, and in connection therewith, the term "Landlord" as used in said Section 1.04(b) shall be deemed to refer to "Landlord" under the Overlease) of the Subpremises on the Expiration Date; and (ii) from and after the Exercise Date (but subject to the provisions of the last sentence of Paragraph (a) above), all references to the "Expiration Date" shall be deemed to refer to the last day of the Renewal Term.

     5. KeyCorp has assigned all of its right, title and interest in the Overlease and the Sublease to the Overtenant, an affiliate of Landlord. Overtenant has agreed to assume all of KeyCorp's rights and all of KeyCorp's obligations pursuant to the Overlease and the Sublease effective as of June 30, 1999. The Overtenant hereby represents and warrants that it has full power and authority to carry out and perform its obligations under the Overlease and the Sublease. The execution and delivery of such documents have been duly authorized by Overtenant and are enforceable against Overtenant in accordance with their respective term and conditions. Any reference in the Overlease or the Sublease to "sums paid by Overtenant" or the "sum Overtenant has been billed" shall be deemed to refer to the amounts that would properly be payable by an independent third party tenant calculated in accordance with the provisions of the Overlease (as modified by the Sublease, and all subsequent modifications to such Sublease). Except as otherwise provided in the Sublease, Undertenant shall obtain rights of Overtenant pursuant to the Overlease, including, but not limited to, the right to audit Landlord's books and records to the extent provided in the Overlease.

     6. The following definitions are hereby deemed to be added to Section 6(b)(1) of the Sublease:

              6(b)(1)(iv) "Tax Base Year" shall mean the 1999 Tax Year.

              6(b)(1)(v) "School Tax Base Year" shall mean the 1998/1999 School Tax Year.

              6(b)(1)(vi) "Operating Expenses" shall mean the total of all the costs and expenses actually incurred or borne by Landlord in connection with the operation and maintenance of the Building and Plaza, and the services provided tenants in the Building, including all expenses incurred as a result of Landlord's compliance with any of its obligations under the Overlease.
Operating Expenses shall include, without being limited thereto, the following:
(i) salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments of employees of the managing agent for the Building and/or Plaza (or, in the event of a successor Landlord, the employees of such managing agent or Landlord) engaged in the operation and

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maintenance of the Building and/or Plaza; (ii) payroll taxes, worker's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i); (iii) the cost of all charges for steam, heat, ventilation, air-conditioning and water (including sewer rental) furnished to the Building (including common areas thereof), together with any taxes on any such utilities;
(iv) the cost of all charges for rent, casualty, war risk (if obtainable from the United States government) and liability insurance; (v) the cost of all building and cleaning supplies and charges for telephone for the Building and Plaza; (vi) the cost of all charges for cleaning any areas of the Building and/or Plaza; (vii) the cost of all charges for management, window cleaning and service contracts for any areas of the Building and/or Plaza; (viii) the cost of all charges for electricity (including any taxes thereon) furnished to the Building and/or Plaza (except electrical energy furnished to the demised space of tenants at the Building); (ix) the cost relating to the elevators and escalators; (x) the cost relating to the protection and security; (xi) the cost relating to lobby decorations and interior and exterior landscape maintenance; (xii) repairs, replacements and improvements which are appropriate for the continued operation of the Building and Plaza as a first class office building; (xiii) painting of non-tenanted areas; (xiv) professional and consulting fees; (xv) association fees or dues; and (xvi) costs and expenses for capital improvements, replacements and repairs amortized on a straight-line basis over the useful life of such item (as determined in the accordance with the Internal Revenue Code), with and interest factor equal to one percent over the prime rate of Key Bank at the time of Landlord's having incurred said costs. Notwithstanding anything to the contrary as may be contained in this Lease, the following costs shall not be included in Operating Expenses: (A) leasing commissions, free rent, lease takeover obligations, and other inducements, costs, disbursements and expenses incurred in connection with leasing space in the Building; (B) payments of principal, interest and other costs related to mortgages or deeds of trust; (C) advertising and marketing costs and expenses; (D) rent and other payments pursuant to any ground or underlying leases (which shall not be deemed to include equipment leases); (E) depreciation and amortization, except as expressly permitted herein; (F) legal fees, costs and disbursements (x) relating to the enforcement of any lease provision except for enforcing any lease provisions for the title to or interest in the Land or Building, (y) relating to the defense of the Landlord's title to or interest in the Land or Building, or (z) relating to the negotiation and preparation of tenant leases and related documents; (G) reserves; (H) costs incurred to test, survey, clean-up, contain, abate, remove or otherwise remedy material which constitutes Hazardous Substances (as hereinafter defined) as of the date hereof or asbestos containing materials; (I) costs of items and resources for which a tenant (including Undertenant and Overtenant) reimburses Landlord or pays third parties other than through operating expense pass through clauses similar to this provision; (J) salaries and other compensation and fringe benefits paid to all persons above the level of building manager; (K) cost of repairs or replacements covered by insurance (or required to be covered by insurance), warranty, litigation, or settlement proceeds, except to the extent of any insurance deductible permitted hereby; (L) costs incurred by Landlord to the extent that Landlord is reimbursed by government agencies or entities; and (M) Landlord's partnership overhead and administrative costs, including accounting fees for the preparation of the partnership tax returns; and (N) costs, fines and penalties incurred because Landlord violated a governmental law or rule which law or rule is in effect as of the date hereof.

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  If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Operating Expenses, then the cost thereof shall be included in Operating Expenses. The costs of capital equipment or capital expenditures are so to be included in Operating Expenses for the Operation Year in which the costs are incurred and subsequent Operation Years, amortized on a straight line basis over the useful life of such item (as determined in accordance with the Internal Revenue Code), with an interest factor equal to one percent over the prime rate of the Key Bank at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Operating Expenses, then the rentals and other costs paid or incurred in connection with such leasing shall be included in Operating Expenses for the Operation Year in which they were incurred.

  If during all or part of any Operation Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Operating Expense under the Overlease) to portions of the Building (including without limitation the Subpremises) due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant (including without limitation Undertenant) of such portion, or such tenant is itself obtaining and providing such item of work or service, or for any other reasons, then, for the purposes of computing the additional rent payable pursuant to Section 5.03(a) and (b) of the Overlease, the amount of the expenses for such item(s) for such period shall be deemed to be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item(s) of work or services to such portion of the Building.

           6(b)(1)(vii) "Real Estate Taxes" shall mean the sum of (i) the amount determined by multiplying (x) the Assessed Valuation of the Land and the Building for any Tax Year by (y) the real property tax rate applicable to the City and County of Albany for such Tax Year plus (ii) the amount determined by multiplying (x) the Assessed Valuation of the Land and Building for any School Tax Year by (y) the real property tax rate applicable to the School District for such School Tax Year (amounts calculated pursuant to this clause
(ii) being hereinafter referred to as "School Taxes") plus (iii) any special or extraordinary assessments and governmental levies imposed against the Land and the Building. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied against Landlord in substitution, in whole or part, for or in lieu of any tax which would otherwise constitute "Real Estate Taxes", such franchise, income, profit or other tax shall be deemed to be Real Estate Taxes for the purposes hereof and shall be deemed to be included in the term "Real Estate Taxes".
All Real Estate Taxes except School Taxes shall hereinafter be referred to as "Taxes".

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  In no event shall the calculation of Real Estate Taxes exceed the sums actually paid by Landlord as described in the foregoing Sections 6(b)(1)(vii).

     6. Section 6(b)(2) of the Sublease is hereby amended by adding "(i)" after "(2)" in the first line thereof.

     7. The following shall be deemed to be added at the end of Section 6(b)(2) of the Sublease:

         "(ii) Commencing on the date hereof and continuing on the first day of each month during the Sublease Term, additional rent equal to Undertenant's Percentage of the amount (if any) obtained by subtracting the amount obtained by dividing Taxes for the Tax Base Year by twelve (12) from the sum which Overtenant has been billed by Landlord for Taxes for the corresponding month during each successive year of the Sublease Term.

                Undertenant shall receive Undertenant's Percentage of any rebate or credit or pay Undertenant's Percentage of any additional sums due as a result of Landlord's reconciliation of the sums paid by Overtenant on account of Taxes. If requested by Undertenant, Overtenant shall submit to Undertenant documentation it receives from Landlord in connection with Taxes billed by Landlord to Overtenant.

          (iii) Commencing on the date hereof and continuing on the first day of each month during the Sublease Term, additional rent equal to Undertenant's Percentage of the amount (if any) obtained by subtracting the amount obtained by dividing School Taxes for the School Tax Base Year by twelve (12) from the sum which the Overtenant has been billed by Landlord for School Taxes for the corresponding month during each successive year of the Sublease Term.

                Undertenant shall receive Undertenant's Percentage of any rebate or credit or pay Undertenant's Percentage of any additional sums due as a result of Landlord's reconciliation of the sums paid by Overtenant on account of School Taxes. If requested by Undertenant, Overtenant shall submit to Undertenant documentation it receives from Landlord in connection with School Taxes billed by Landlord to Overtenant."

     8. Except as specifically modified herein, the terms, covenants and conditions of the Sublease are hereby ratified and confirmed.

     9. Landlord hereby waives any termination rights it may have as a result of KeyCorp's assignment of the Overlease to Overtenant pursuant to that certain Consent Agreement between Landlord, Overtenant and Undertenant dated
October 31, 1995.

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  IN WITNESS THEREOF, the parties hereto have duly executed this Second
Modification as of the day and year first above written.


                                   OVERTENANT:

                                   PEARL 30 ASSOCIATES LLC


                                   By:
                                        __________________________
                                        Name:  I. David Swanite
                                        Title: Member


                                   UNDERTENANT:

                                   FIRST ALBANY COMPANIES INC.


                                   By:
                                        __________________________
                                        Name:  Timothy R. Welles
                                        Title: Senior Vice President
                                               and CFO


                                   LANDLORD:

                                   PS ASSOCIATES

                                   By:   PS Pearl Corporation its
                                         general partner

                                        By:
                                             ________________________
                                             Name:  I. David Swanite
                                             Title: Vice President


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